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New York, New York 10017
212-935-3000
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	212-983-3115 fax
www.mintz.com

June 12, 2012

Vringo, Inc.

44 W. 28th Street, Suite 1414

New York, New York 10001

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Vringo, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2012, by and among the Company, VIP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Innovate/Protect, Inc., a Delaware corporation (“Innovate/Protect”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) up to 55,100,630 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 16,809,838 warrants to purchase up to 16,809,838 shares of Common Stock (the “Warrants”) and shares of Common Stock underlying the Warrants and (iii) 6,673 shares of Series A Convertible Preferred Stock, par value $0.01 per stock, initially convertible into an aggregate of 20,136,445 shares of Common Stock (the “Preferred Stock,” and together with the Shares and Warrants, the “Securities”) and shares of Common Stock underlying the Preferred Stock, to be issued in connection with the Merger.

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and certain related matters, and (iv) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified, electronic or photocopy copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | London | San Francisco

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

June 12, 2012

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

Based upon and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Securities have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Merger Agreement (including, with respect to the shares of Common Stock underlying the Warrants and Preferred Stock, the payment of the exercise price and conversion price therefor by the holders thereof, as applicable), the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the proxy statement/prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.